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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made a part of this registration statement.


                                       ARTHUR ANDERSEN LLP

Philadelphia, Pa.,
January 6, 1996